SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




      Date of report (Date of earliest event reported): August 4, 2006

                        Biggest Little Investments L.P.
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)



         Delaware                     0-16856                 13-3368726
--------------------------    ----------------------    ---------------------
(State or other jurisdic-    (Commission File Number)   (IRS Employer Identi-
 tion of incorporation or                                   fication No.)
     organization)



      1175 West Moana Lane
          Reno, Nevada                                           89509
--------------------------------                         --------------------
(Address of principal executive                                (Zip Code)
           offices)

                                (775) 825-3355
             ---------------------------------------------------
             (Registrant's telephone number, including area code)


             ---------------------------------------------------
         (Former name or former address, if changed since last report)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Ruled 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13E-4(c))



ITEM 1.01.  Entry into a Material Definitive Agreement.

     On August 4, 2006, Biggest Little Investments, L.P. (the "Partnership") entered into a letter agreement (the "Agreement") with Marshall & Stevens Incorporated ("Marshall & Stevens")pursuant to which the Partnership retained Marshall & Stevens to assist the Partnership in analyzing an offer to purchase (the "Offer") the Sierra Marketplace Shopping Center ("Sierra Marketplace") and the Partnership's strategic alternatives compared to the Offer. The Offer, received by the Partnership on July 27, 2006 from counsel to Monarch Casino & Resort, Inc., a Nevada corporation ("Monarch"), set forth the terms of a proposal by Monarch to purchase the Sierra Marketplace ("Sierra Marketplace") at a cash price of $27 million.

     The Agreement states that Marshall & Stevens will provide the Partnership with financial advisory services for a fee of $20,000, and an objective, supportable fairness opinion from a financial point of view for a fee of $50,000, to the partners of the Partnership as to the Offer. The Agreement requires payment of a $20,000 retainer and, if the opinion is not delivered, the Partnership will be required to pay Marshall & Stevens on an hourly basis for its time spent on the engagement. The Partnership may terminate the engagement at any time. The Agreement also provides for the Partnership to indemnify Marshall& Stevens against claims involving its services furnished to the Partnership and includes a mandatory arbitration provision.

     Sierra Marketplace, a shopping center located in Reno, Nevada, is the Partnership's sole property. Monarch owns the Atlantis Hotel Casino, located adjacent to Sierra Marketplace, and leases a 37,368 square foot section of Sierra Marketplace which provides vehicular and pedestrian access between the properties, as well as sharing a portion of Sierra Marketplace's common area. In addition, Monarch also leases approximately 12,000 square feet of office and storage space at Sierra Marketplace. John and Bob Farahi, brothers of Ben Farahi, the sole member of the Partnership's general partner, are officers and directors of Monarch. Ben Farahi owns approximately 10.5% of the outstanding shares of Monarch's common stock and was also an officer and director of Monarch, but resigned from such positions in May 2006.

     Ben Farahi is currently engaged in a tender offer for units of limited partnership of the Partnership ("Units"). Western Real Estate Investments, LLC, a limited liability company in which each of Ben, John and Bob Farahi owns a one-third interest ("Western"), beneficially owns approximately 50.8% of the outstanding Units. On June 22, 2006, Ben Farahi filed Articles of Dissolution with the Secretary of State of the State of Nevada with respect to Western. However, John and Bob Farahi have challenged the filing and, accordingly, the status of Western is currently in dispute. Ben Farahi believes that each of the brothers owns one-third of the assets of Western Real Estate Investments and, accordingly, one-third of the Units owned by Western. Together with the Units Ben Farahi owns individually, then, he owns approximately 22.6% of the outstanding Units. However, in the event that it is eventually determined under Nevada law that Ben and Bob Farahi control the actions of Western, it is possible that they would control all of the Units owned by Western, constituting a 50.8% majority interest in the Partnership. In such event, they could remove and replace Maxum LLC, the Partnership's general partner, and control whether, and on what terms, the Sierra Marketplace is sold.

     The Partnership intends to commence furnishing due diligence materials to Monarch and negotiating with Monarch with respect to the letter of intent upon the execution of a Confidentiality Agreement between the parties.




ITEM 9.01.  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired:  N/A

(b) Pro Forma Financial Information:  N/A

(c) Shell Company Transactions:  N/A

(d) Exhibits:

     10.1 Letter Agreement between the Partnership and Marshall & Stevens, dated August 4, 2006.







                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 7th day of August, 2006.


                                Biggest Little Investments L.P.

                                By:  Maxum LLC
                                     Its General Partner


                                     By:  /s/ Ben Farahi
                                     -------------------
                                         Ben Farahi
                                         Manager





                                 EXHIBIT LIST


Exhibit               Description
-------               -----------

10.1 Letter Agreement between Biggest Little Investments, L.P. and Marshall & Stevens, dated August 4, 2006.




                                                                 Exhibit 10.1

Marshall & Stevens
Valuation Consulting

355 South Grand Avenue
Suite 1750
Los Angeles, CA 90071-1568

213.612.8000
213.612.8014 Fax
www.marshall-stevens.com


August 4, 2006

Maxum, LLC
Manager
Biggest Little Investments, L.P.
1175 West Moana Lane, Ste. 200
Reno, Nevada 89509


Dear Ladies & Gentleman:

The Marshall & Stevens advisory service will assist you in analyzing the current offer with respect to the Sierra Marketplace, and regarding the strategic alternatives compared to the current transaction of $27 million for an outright sale of the Company. Please find herein our professional qualifications, the purpose and scope of the services to be performed, and our fee structure for this engagement.

PURPOSE

Marshall & Stevens advisors will provide financial advisory services and an objective, supportable fairness opinion from a financial point of view to the Board of Directors and shareholders of Biggest Little Investments, L.P. (herein ?BLI? or the ?Company?) as to the proposed transaction currently being offered to the Company.

MARSHALL & STEVENS QUALIFICATIONS

Founded in 1932, Marshall & Stevens is a premier, independent national financial advisory and valuation firm. Marshall & Stevens provides fairness and solvency opinions, transaction advisory and due diligence to boards and management, and valuations of businesses and their assets (both tangible and intangible) for every purpose. The quality and supportability of the valuation work performed by Marshall & Stevens are recognized by national and international corporations and their audit firms, as well as government and regulatory agencies such as the IRS and SEC. Marshall & Stevens is uniquely qualified to provide these analyses based on our prior experience in taking public companies private. Your engagement will be completed under the direction of:

     - Mr. Kevin Hanson, Senior Vice President and West Coast leader of the Financial Valuation and Consulting practice. Mr. Hanson?s experience includes recent fairness opinions for MGM Mirage, Direct TV, MAI Systems Inc., Elgar Holdings, Inc., Telebyte, Inc., and Celerity Group Inc.

     - Ms. Cherin Mooradian, Senior Vice President and West Coast leader of the Real Estate practice. She serves as project manager on major consulting and valuation assignments for our clients, participates as project manager and/or appraiser in nationwide valuations, and is a certified general appraiser in several states, including Nevada.

     Thank you for your consideration. We look forward to the opportunity to be of service to you.


Sincerely,

MARSHALL & STEVENS INCORPORATED


/s/Joseph A. Gagliano
---------------------
   Joseph A. Gagliano
   Principal



                               TABLE OF CONTENTS


I. SCOPE (FAIRNESS OPINION AND ADVISORY)

II. REPORTS & TIMING

III. CONFIDENTIALITY

IV. PROFESSIONAL FEES

V. CONTRACTUAL CONDITIONS & ACCEPTANCE




I. SCOPE (FAIRNESS OPINION)

     We will provide an objective, supportable opinion concerning the fairness of the proposed transaction from a financial point of view to the Board of Directors and shareholders of BLI. The components of our opinion follow.

     DETAILS OF THE ENGAGEMENT
       - Description of the transaction
       - Purpose for which the opinion is to be used
       - Previous work/involvement with major parties (if any)

     SCOPE OF ANALYSIS
       - Detail of due diligence undertaken
       - Financial information relied upon
       - Other information relied upon
       - Assumptions made
       - Exchange calculation

     DESCRIPTION OF ANALYSIS
       - Techniques and findings during our analysis

     CONCLUSION
       - Determination of fairness

     The opinion will outline the techniques and procedures employed, and the various conclusions reached.

SCOPE (ADVISORY)
Our advisory service will assist you in analyzing the current offer with respect to the Sierra Marketplace, and regarding the strategic alternatives compared to the current transaction of $27 million for an outright sale of the Company. As part of our analysis, our real estate professionals will value BLI?s mall in Reno, Nevada, which occupies 18 acres and has approximately 213,000 sq.ft. of leaseable space.

BASIS OF VALUE
The basis of value will be Fair Market Value, defined as:

     Fair Market Value (Appraisal Foundation) -- The most probable price that a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition are the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     a. Buyer and seller are typically motivated;

     b. Both parties are well-informed or well-advised, and acting in what they consider their best interests;

     c. A reasonable time is allowed for exposure in the open market;

     d. Payment is made in terms of cash in United States dollars or in terms of financial arrangements comparable thereto; and

     e. The price represents the normal consideration for the property, sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

METHODOLOGY
Our investigation will include a personal inspection of the real estate at the subject location.

Our valuation methodology will consider the three approaches to value as may apply: Cost, Sales Comparison or Market, and Income. These approaches are generally defined as follows:

     Cost Approach - Considers the current cost of reproducing a property, less accrued depreciation in the property. A summation of the market value of the land assumed vacant and the depreciated reproduction or replacement cost new of the improvements provides an indication of the total value of the property.

     Sales Comparison Approach ? Produces an estimate of value by comparing the sales and/or listings of similar properties in the same area as the subject property or in competing areas. This technique is used to indicate the value established by informed buyers and sellers in the market.

     Income Capitalization Approach ? Based on an estimate of the subject property's possible net operating income. The net operating income is capitalized to arrive at an indication of value from the standpoint of an investment. This method measures the present worth of anticipated future benefits (net income) derived from the property.

II. REPORTS & TIMING

We will commence the assignment upon receipt of your written authorization to proceed, the signed Contractual Conditions, retainer and all requested data. Our delivery date will be in accordance with BLI?s schedule for the project. We will confirm or update our opinion prior to the closing of the proposed transaction at no additional cost or expense.

III. CONFIDENTIALITY

We agree that the information and data provided to us in connection with this engagement, whether written or oral, will be kept confidential by us, our officers, employees and agents; will be disclosed by us only to such officers, employees and agents as need to know in connection with this engagement; and will be used only for the purpose of this engagement. Marshall & Stevens will maintain the confidential nature of any information received from the client or developed during the engagement in accordance with established professional standards.

We acknowledge and agree that our opinion may be included in the proxy statements for the transaction.

IV. PROFESSIONAL FEES

Our fees to perform this engagement, inclusive of all out-of-pocket expenses, are as follows:

          Fairness Opinion              $50,000
          Advisory Services & Appraisal $20,000

Our fees are predicated on information provided to us by BLI. If any material unexpected or significant problems are encountered during the course of the engagement, or you request additional services not contemplated above, we reserve the right to review our fee upon prior written notice to you.

On an engagement of this nature, we require a $20,000 retainer, with the remainder to be paid at the time the fairness opinion is delivered. If the opinion is not delivered, BLI will be responsible for our documented time and expenses incurred up to the point at which the engagement was cancelled. Should this event occur, our professional rates for such reimbursement follow:

          Senior Vice President $400 per hour
          Director of Finance   $300 per hour
          Financial Analyst     $175 per hour

BLI may terminate this engagement at any time upon written notice to Marshall & Stevens, which termination will be effective upon delivery to Marshall & Stevens or as otherwise set forth in the notice.

V. CONTRACTUAL CONDITIONS & ACCEPTANCE

The attached Contractual Conditions are an essential part of our agreement and contract to perform services; please initial and date as indicated.

Please indicate your acceptance of all terms herein by signing and returning to my attention the original of this proposal, including the signed Contractual Conditions, and the retainer. In order to expedite the start of this assignment, please fax an advance copy of the executed signature pages to me at (213) 612-8014. If you have questions or comments regarding our proposed services, please do not hesitate to call me at (213) 233-1514.

We appreciate this opportunity to be of service, and look forward to working with you on this important engagement.

Sincerely,

MARSHALL & STEVENS INCORPORATED           BIGGEST LITTLE INVESTMENTS, L.P.

/s/Joseph A. Gagliano                     Ben Farahi
---------------------                     ------------
   Joseph A. Gagliano                     PRINTED NAME
   Principal

                                          /s/Ben Farahi
                                          -------------
                                          SIGNATURE

                                          Managing Member of General Partner
                                          ----------------------------------
                                          TITLE

                                          08/04/2006
                                          ------------
                                          DATE



                            Contractual Conditions


In consideration of Marshall & Stevens? performing the professional services specified, at the fees charged, the client for whom our report is prepared agrees to the following terms and conditions. These terms and conditions may be amended or supplemented only by an agreement in writing signed by Marshall & Stevens.

1. Client warrants that the person authorizing this engagement is empowered to do so.

2. Any client use of the report is conditioned upon payment of all Marshall & Stevens' fees and expenses in accordance with the agreed payment terms.

3. Fees are due and payable regardless of whether or not conclusions reached coincide with client expectations. Fees are in no way related to values determined by Marshall & Stevens.

4. Unless specifically brought to our attention, we will assume there are no hidden or unexpected conditions that would adversely affect value.

5. Our reports, the Marshall & Stevens? name, and the name of any subcontractor, are not to be used in whole or in part outside the client's organization, without our prior written approval, except for review by client's auditors, legal counsel, and by representatives of taxing authorities. We will likewise preserve the confidential nature of information received from you, or developed during this engagement, in accordance with our established professional standards. We will respond to legal process for client information after delivering a copy of such process to client.

6. Client agrees that Marshall & Stevens does not, either by entering into this contract or by performing the services rendered, assume, abridge, abrogate or undertake to discharge any duty of client to any other person.

7. Delivery schedules quoted assume (unless otherwise stated) that:

   - Written authorization and the retainer requested will be received in a timely manner as agreed;
   - All supporting information to be provided by the client will be readily available; and
   - Our staff will be afforded ready access to all things and persons necessary for the assignment.

8. No opinion is intended to be expressed about matters that require legal or specialized expertise, investigation or knowledge beyond that customarily employed by valuation professionals. Clients seeking engineering, legal, tax, accounting, investment or other professional advice should retain such advisors.

9. Marshall & Stevens warrants that it will perform its services in a professional manner in accordance with professional standards. Marshall & Stevens makes no further warranty of any kind, express or implied.

10. Marshall & Stevens expressly limits its liability under any legal theory to the amount of the fee paid or $100,000, whichever is less.

11. Marshall & Stevens expressly disclaims liability as an insurer or guarantor. Any person seeking greater protection from loss or damage than is provided for herein should obtain appropriate insurance.

11. Hazardous substances, if present within a facility, can introduce an actual or potential liability that may adversely affect marketability and value. Such effect may be in the form of immediate expense or future liability. In the development of our opinion of value, no consideration will be given to such liability or its impact on value unless Marshall & Stevens is specifically retained to prepare an environmental or toxic contamination report. Unless such a report is prepared by Marshall & Stevens, client releases Marshall & Stevens from any and all liability related in any way to environmental matters.

12. The client shall defend, indemnify and hold harmless Marshall & Stevens and its employees, agents or subcontractors against all third party claims and any judgments, losses, damages or expenses relating to the performance, or non-performance, of services by Marshall & Stevens.

14. If Marshall & Stevens is requested or compelled to produce documents or testify with regard to the work performed, regardless of who makes such request, client shall reimburse Marshall & Stevens for all costs, including attorneys' fees, preparation and travel time, interview, deposition and court time and expenses, all at Marshall & Stevens? then-existing rates.

13. In the event of a dispute involving interpretation or performance under this agreement, the dispute shall be submitted to arbitration under the rules of commercial arbitration of the American Arbitration Association, the results of which shall be binding on all parties to this agreement. The arbitration shall be conducted in the city in which the Marshall & Stevens' office servicing this agreement is located. The party prevailing at the arbitration shall recover from the other party its costs and expenses, including attorneys', arbitrators' and stenographers' fees.


                                           BF    08/04/2006(Initial and Date)
                                        --------